Exhibit 99.1

Steven Laub Joins Rambus Board of Directors

SAN JOSE, Calif. — May 4, 2022 — Rambus Inc. (NASDAQ: RMBS), a premier chip and silicon IP provider making data faster and safer, today announced the appointment of Steven Laub to its Board of Directors.

Mr. Laub is an accomplished executive with over 25 years of semiconductor industry leadership experience. Prior to his recent board role at IPV Capital, a semiconductor private equity firm, Mr. Laub served approximately ten years as president, chief executive officer and member of the board of directors at Atmel Corporation. While at Atmel, Mr. Laub also served as a board member of the Semiconductor Industry Association (SIA). Prior to Atmel, Mr. Laub held executive and board member positions at leading semiconductor companies including Silicon Image and Lattice Semiconductor.

“We are pleased to welcome Steven to the Rambus Board,” said Chuck Kissner, chairman of the Rambus Board of Directors. “Steven brings comprehensive leadership and strategy experience in the semiconductor industry and will provide valuable knowledge to complement our Board as we continue scaling our business.”

“Rambus is pushing the frontier of performance and security for the data center and beyond,” said Mr. Laub. “I am excited to join the Rambus board and work with the executive team as they continue to advance the company’s market position in critical technology areas.”

Mr. Laub holds a Bachelor of Arts in Economics from the University of California, Los Angeles, and a Juris Doctor from Harvard Law School.

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Company website: rambus.com

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About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (650) 309-6226

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ anticipated performance and growth, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: statements of the plans, strategies and objectives of Rambus for future operations; any statements regarding anticipated operational and financial results, statements of expectation or belief; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

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